UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021 (July 30, 2021)

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4200 Marathon Blvd., Suite 200 Austin, TX 78756
(Address of principal executive offices)

Registrant's telephone number, including area code: (512) 215-2630

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2021, the board of directors (the “Board”) of Lumos Pharma, Inc. (the "Company") promoted John McKew, currently the Chief Operating Officer and Chief Scientific Officer of the Company, to serve as President of the Company, effective August 1, 2021. Dr. McKew will continue to serve as Chief Operating and Chief Scientific Officer of the Company. Richard J. Hawkins, the Company’s Chief Executive Officer, President and Chair of the Board of Directors, will continue to serve as Chief Executive Officer and Chair of the Board of Directors following Dr. Mc Kew’s promotion.

Dr. McKew, 57, has served as our Chief Operating Officer since April 2020 and as Chief Scientific Officer since 2016. Prior to joining the Company, Dr. McKew was V.P. of research for aTyr Pharma from 2014 until 2016. From 2010 until 2014, Dr. McKew worked for the NIH, during which time he served as a branch chief at the National Human Genome Research Institute Home (the “NHGRI”) from 2010 until 2013, and as the acting Scientific Director of the Division of Preclinical Innovation at the National Center for Advancing Translational Sciences (“NCATS”) from 2013 until 2014. Before joining the NIH, Dr. McKew held a director level position at Wyeth Research in Cambridge, Massachusetts. Dr. McKew is also currently an Adjunct Associate Professor at the Boston University School of Medicine. Dr. McKew received a B.S. degree in chemistry and biochemistry from State University of New York at Stony Brook, a Ph.D. in organic chemistry from the University of California, Davis, and held post-doctoral research positions at the University of Geneva and Firmenich, SA.

There are no arrangements or understandings between Dr. McKew and any other persons pursuant to which Dr. McKew was selected as President, and there is no family relationship between Dr. McKew and any of the Company’s directors or other executive officers. There are no transactions in which Dr. McKew has a material interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Board, upon the recommendation of the Compensation Committee, approved an increase in Dr. McKew’s compensation to an annual base salary of $525,000 (increased from $469,200), with an annual target bonus percentage of 50% of such annual base salary (increased from 45%), effective August 1, 2021. The Board also granted Dr. McKew 20,000 restricted stock units (“RSUs”) under the Company’s Amended and Restated 2009 Equity Incentive Plan, with a vesting commencement date of August 1, 2021. The RSUs vest annually over a four-year period, with 25% vesting on each of the first, second, third and fourth anniversaries of the vesting commencement date, subject to Dr. McKew’s continued employment with the Company through such vesting dates.

Item 7.01    Regulation FD Disclosure

On August 2, 2021 the Company issued a press release announcing the appointment of Dr. McKew, a copy of which is attached as Exhibit 99.1 to this report and incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 2, 2021, entitled “Lumos Pharma Announces Promotion of COO and Chief Scientific Officer, John McKew, PhD, to President”

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    August 2, 2021

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer